DEUTSCHE ASSET MANAGEMENT


                                 CODE OF ETHICS























                                               EFFECTIVE DATE: SEPTEMBER 3, 2002


                                                               [GRAPHIC OMITTED]

                                                                 A Member of the
                                                             DEUTSCHE BANK GROUP

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                            DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

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      I.    OVERVIEW...............................................................................1

     II.    GENERAL RULE...........................................................................1

    III.    DEFINITIONS............................................................................2

     IV.    RESTRICTIONS...........................................................................4
            General................................................................................4
            Specific Blackout Period Restrictions..................................................4
            New Issues (IPOs)......................................................................6
            Short-Term Trading.....................................................................6
            Restricted List........................................................................6
            Private Placements.....................................................................7

       V.   COMPLIANCE PROCEDURES..................................................................7
            Designated Brokerage Accounts..........................................................7
            Pre-Clearance..........................................................................7
            Reporting Requirements.................................................................8
            Confirmation of Compliance with Policies...............................................8

     VI.    OTHER PROCEDURES/RESTRICTIONS..........................................................9
            Service on Boards of Directors.........................................................9
            Outside Business Affiliations..........................................................9
            Executorships..........................................................................9
            Trusteeships..........................................................................10
            Custodianships and Powers of Attorney.................................................10
            Gifts.................................................................................10
            Rules for Dealing with Governmental Officials and Political Candidates................12
            Confidentiality.......................................................................13

    VII.    SANCTIONS ............................................................................13

   VIII.    INTERPRETATIONS AND EXCEPTIONS........................................................13

   APPENDIX:

   o        Schedule A............................................................................15
   o        Personal Securities Holdings Report...................................................16
   o        Quarterly Personal Securities Trading Report..........................................17
   o        Annual Acknowledgement of Obligations Under the Code of Ethics........................19
   o        Request For Approval of Fiduciary, Corporate Or Other Outside Activity................21
   o        Gift And Entertainment Form...........................................................22
   o        Annual Review of Personal Activities Form.............................................23
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                        DEUTSCHE ASSET MANAGEMENT - U.S.

                                 CODE OF ETHICS
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I.  OVERVIEW

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM").(1)

The provisions of this Code shall apply to all DeAM employees, as categorized in the Definition Section on the next page and such other employees as the Compliance Department ("Compliance")2 may determine from time to time. This Code supplements the Deutsche Bank CODE OF PROFESSIONAL CONDUCT and COMPLIANCE POLICIES AND PROCEDURES MANUAL ("COMPLIANCE MANUAL") (available at http://docbase.backoff.nyc.dbna.com/Policy:/General/Code of Professional
Conduct/Code of Professional Conduct and http://docbase.backoff.nyc.dbna.com/Policy:/Compliance/Deutsche Asset
Management/Deutsche Asset Management. Each Employee must observe those policies, as well as abide by the additional principles and rules set forth in this Code, and any other applicable legal vehicle or division specific policies and obligations.


II.  GENERAL RULE

DeAM employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the EXCLUSIVE BENEFIT of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in this Code.

---------------
(1) Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas (formerly Bankers Trust Co.), Deutsche Bank Securities Inc., Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. (and its affiliates, including Scudder Investor Services and Scudder Distributors Inc.) and Scudder Trust Company.

(2) "Compliance" refers to the DB Americas centralized Compliance Unit (generally referred to herein as "Central Compliance," and/or its unit specifically designated to the DeAM business unit: "DeAM Compliance").
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    o There must be no conflict, or appearance of conflict, between the self-interest of any employee and the responsibility of that employee to Deutsche Bank, its shareholders or its clients.(3)

    o Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

DeAM employees may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a client account:

    o To employ any device, scheme or artifice to defraud;
    o To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
    o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
    o To engage in any manipulative practice.


III.  DEFINITIONS

A.       "Investment Personnel" shall mean and include:

             Portfolio Managers, traders, analysts (and other employees who work directly with Portfolio Managers in an assistant capacity). As those responsible for making investment decisions (or participating in such decisions) in client accounts or providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparatively sensitive position, and thus additional rules outlined herein apply to such individuals.


B.       "Access Person" shall mean:

         (i) Officers and directors of DeAM entities and officers and directors of DeAM-sponsored investment companies who are affiliated persons of DeAM entities. Also included are employees of these entities who have access to timely information relating to investment management activities, research and/or client portfolio holdings as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Mutual Fund Accounting groups). Also included here are persons in a control relationship (as defined in Section 2(a)(9) of the Act) to DeAM who obtain information concerning investment recommendations made to any client account.

-----------------------
(3) The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.

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         (ii)   Any other personnel with responsibilities related to the asset management business or frequent interaction with Access Persons or Investment Personnel as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as certain long-term temporary employees and consultants).

C.       "Non-Access Person" shall mean and include:

             DeAM personnel who are not defined in Section III A or B above, and who have access to neither client trading activity nor recommendations made in relation to any client account. Examples include employees of the Transfer Agency in Kansas City and the Mutual Funds Call Center in Chicago.

D. "Employees" is a general term which shall include all DeAM employees, including Investment Personnel, Access Persons and Non-Access Persons as well as those non-DeAM employees who are subject to this Code of Ethics (see III.B.(ii) above).

E. "Accounts" shall mean all securities accounts, whether brokerage or otherwise, and securities held directly outside of accounts, but shall not include open-end mutual fund accounts in which securities transactions cannot be effected.

F. "Employee Related Account" of any person subject to this Code shall mean:

         (i)    The Employee's own Accounts;
         (ii) The Employee's spouse's/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's home;
         (iii) Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
         (iv) Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

            NOTE: ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE
                  WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

G. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but DO NOT
         INCLUDE:

         (i) Shares of open-end mutual funds (unless otherwise directed by Compliance);
         (ii) Direct obligations of the United States government; or (iii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.


IV.  RESTRICTIONS
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For purposes of this Code, a prohibition or requirement applicable to any
Employee applies also to transactions in securities for any of that Employee's personal accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F).


  A.     GENERAL

         (i) THE BASIC POLICY: Employees have a personal obligation to conduct their investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular securities transaction - before engaging in that transaction.

         (ii) MATERIAL NONPUBLIC INFORMATION: Employees in possession of material nonpublic information about or affecting securities, or their issuer, are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities. See also COMPLIANCE MANUAL -- CONFIDENTIAL, MATERIAL, NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED MATTERS POLICY.

         (iii) CORPORATE AND DEPARTMENTAL RESTRICTED LISTS: Employees are not permitted to buy or sell any securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

         (iv) "FRONTRUNNING:" Employees are prohibited from buying or selling securities or other instruments in their Employee Related Accounts so as to benefit from the employee's knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

  B.     SPECIFIC BLACKOUT PERIOD RESTRICTIONS

         (i) Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

         (ii) Investment Personnel shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security is traded (or contemplated to be traded) by a client account with which the individual is associated.

         (iii) Investment Personnel and other persons with REAL TIME access to a global research sharing system platform (e.g., "GERP"(4)) shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security (a) is added to/deleted from or has its weighting changed in the "Model" Portfolio; or (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

--------------------------
(4) GERP (Global Equity Research Portal) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients.

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         (iv)   Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities, and their personal investment activities. To avoid potential conflicts, absent specific written approval from their Managing Officer(5) and Compliance, Employees should not personally invest in securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to securities transactions by Employees, including the requirement for Employees to pre-clear personal securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code.

         (v) DEUTSCHE BANK SECURITIES: During certain times of the year, all Deutsche Bank employees are prohibited from conducting transactions in the equity and debt securities of Deutsche Bank, which affect their beneficial interest in the firm. Central Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement, and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

         (vi) EXCEPTIONS TO BLACKOUT PERIODS (ABOVE ITEMS I, II, AND III ONLY) The following Securities are exempt from the specified blackout periods:
                  o   Securities that are within the S&P 100 Index;
                  o   Futures and options transactions on indexes;
                  o ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
                  o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
                  o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
                  o Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

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Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap
Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients.

(5) FOR PURPOSES OF THIS POLICY, "MANAGING OFFICER" IS DEFINED AS AN OFFICER OF AT LEAST THE MANAGING DIRECTOR LEVEL TO WHOM THE EMPLOYEE DIRECTLY OR INDIRECTLY REPORTS, WHO IS IN CHARGE OF THE EMPLOYEE'S UNIT (E.G., A DEPARTMENT HEAD, DIVISION HEAD, FUNCTION HEAD, GROUP HEAD, GENERAL MANAGER, ETC).

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         NOTE: Transactions in Securities in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

C.       NEW ISSUES (IPOS)

         Investment Personnel, Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

D.       SHORT -TERM TRADING

         Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance, or compromises the duty that Deutsche Bank owes to its clients and shareholders, will not be tolerated.

         Employees are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days. Therefore, for purposes of this section, the assumption is a last-in, first out order of transaction in a particular Security. The following Securities are exempted from this restriction:

                  o   Futures and options transactions on indexes;
                  o ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
                  o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
                  o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities;
                  o Securities purchased under an employer sponsored stock purchase plan; and
                  o Securities pre-cleared and purchased with a specific stop-limit provision attached.

E.       RESTRICTED LIST

         All Deutsche Bank employees are prohibited from buying or selling any securities that are included on the Corporate Restricted List (available on the intranet at:
         HTTP://CCT-GRL-PRD.SVC.BTCO.COM/CORP/CCT/GRL/GRL_INIT.HTM or the
         "Americas Portal" (HTTP://AMERICASPORTAL.CC.DB.COM/) listed under "Quick Links.") and/or other applicable departmental restricted lists. Please see COMPLIANCE MANUAL -- RESTRICTED LIST: OVERVIEW & INSTRUCTIONS POLICY.

F.       PRIVATE PLACEMENTS

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         Prior to effecting a transaction in private securities (i.e.,
         Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor), all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance Department, including completing the questionnaire (attached in the Appendix). Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.


V.  COMPLIANCE PROCEDURES

A.       DESIGNATED BROKERAGE ACCOUNTS

         All Employees must obtain the explicit permission of the Central Compliance Department prior to opening a new Employee Related Account. Upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts (as previously defined) to Central Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

         UNDER NO CIRCUMSTANCE IS AN EMPLOYEE PERMITTED TO OPEN OR MAINTAIN ANY EMPLOYEE RELATED ACCOUNT THAT IS UNDISCLOSED TO COMPLIANCE. ALSO, THE POLICIES, PROCEDURES AND RULES DESCRIBED THROUGHOUT THIS CODE APPLY TO ALL EMPLOYEE RELATED ACCOUNTS.

         Accordingly, all Employees are required to open and maintain their Employee Related Accounts in accordance with the COMPLIANCE MANUAL -- EMPLOYEE/EMPLOYEE-RELATED TRADING, PROCEDURES FOR ESTABLISHING BROKERAGE ACCOUNTS and PROCEDURES FOR PRE-CLEARING PERSONAL TRADES, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

B.       PRE-CLEARANCE

         Proposed Securities transactions must be pre-cleared by all Employees with the Central Compliance Department (and approved by a Supervisor) in accordance with the COMPLIANCE MANUAL -- EMPLOYEE/EMPLOYEE-RELATED TRADING POLICY via the intranet based Employee Trade Request ("ETR") system prior to their being placed with the broker. Such approvals are good only for the day on which they are issued. Employees are personally responsible for ensuring that the proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of the employee's Deutsche Bank responsibilities or information he or she may possess about the securities or their issuer.
         The following Securities are exempted from the preclearance requirement:
                  o   Futures and options transactions on indexes;
                  o ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
                  o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
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                  o   Accounts expressly exempted by Central Compliance which
                      are managed under the exclusive direction of an outside money manager;
                  o Securities pre-cleared and purchased with a specific stop-limit provision attached do not require additional preclearance prior to execution.
                  o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
                  o Securities purchased under an employer sponsored stock purchase plan.

    C.   REPORTING REQUIREMENTS

         (i) DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS As stated in section V.A. above, upon joining Deutsche Bank, new employees are required to disclose all of their Employee Related Accounts to Central Compliance, and must carry out the instructions provided to conform such accounts, if necessary, to Deutsche Bank policies. In addition, pursuant to Rule 17j-1 of the Act, no later than ten days after an individual becomes an Employee (i.e., joining/transferring into DeAM, etc.), he or she must also complete and return a "Personal Securities Holdings Report" (see Appendix) to DeAM Compliance.

         (ii) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTS") Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PST report, unless exempted by a division-specific requirement, if any. All PSTs that have reportable personal Securities transactions for the quarter will be reviewed by the appropriate supervisory and/or Compliance person.

         (iii) ANNUAL HOLDINGS REPORT Once each year, at a date to be specified by DeAM Compliance, each Employee must provide to DeAM Compliance an Annual Holdings Report current as of a date not more than 30 days prior to the date of the report.

D.       CONFIRMATION OF COMPLIANCE WITH POLICIES

         Annually, each Employee is required to sign a statement acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with this Code, and truthfully completing the Acknowledgment is the obligation of each Employee (see Appendix - "Annual Acknowledgement of Obligations Under the Cod of Ethics"). Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties.
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

VI.  OTHER PROCEDURES/RESTRICTIONS

A.       SERVICE ON BOARDS OF DIRECTORS

         Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Asset Management and Compliance, based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

         DeAM Compliance will periodically present updates on such information to the DeAM Investment Committee for review and approval.

B.       OUTSIDE BUSINESS AFFILIATIONS

         Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units after consultation with Compliance (see request form in the Appendix), and disclosure to the Office of the Secretary as required.

C.       EXECUTORSHIPS

         The duties of an executor are often arduous, time consuming and, to a considerable extent, foreign to our business. As a general rule, DeAM discourages acceptance of executorships by members of the organization. However, business considerations or family relationships may make it desirable to accept executorships under certain wills. In all cases (other than when acting as Executor for one's own spouse, or parent, or spouse's parent), it is necessary for the individual to have the written authorization of the firm to act as an executor. All such existing or prospective relationships should be reported in writing to DeAM Compliance.

         When DeAM Employees accept executorships under clients' wills, the organization considers these individuals to be acting for DeAM and that fees received for executors' services rendered while associated with the firm are exclusively DeAM income. In such instances, the firm will indemnify the individual, and the individual will be required at the time of qualifying as executor to make a written assignment to DeAM Compliance of any executor's fees due under such executorship. Copies of this assignment and DeAM's authorization to act as executor (see Appendix - "Request For Approval of Fiduciary, Corporate Or Other Outside Activity") are to be filed in the client's file.

         Generally speaking, it is not desirable for members of the organization to accept executorships under the wills of persons other than a client, a spouse, or a parent. Authorization may be given in other situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to DeAM. For example, this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.
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D.       TRUSTEESHIPS

         It can be desirable for members of the organization to act individually as trustees for clients' trusts. Such relationships are not inconsistent with the nature of our business. As a general rule, DeAM does not accept trustee's commissions where it acts as investment counsel. As in the case of most executorships, all trusteeships must have the written approval of the Firm (see Appendix).

         It is recognized that Employees may be asked to serve as trustees of trusts which do not employ DeAM. The Firm will normally authorize Employees to act as trustees for trusts of their immediate family. Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

E.       CUSTODIANSHIPS AND POWERS OF ATTORNEY

         It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of DeAM (see Appendix) is required for all other custodianships.

         Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of the Firm. Authorization will only be granted if DeAM believes such a role will not be unduly time consuming or create conflicts of interest.

F.       GIFTS

         (I)    ACCEPTING GIFTS
                Employees are prohibited from soliciting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.(6)

                Subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, however, the acceptance of some types of unsolicited, reasonable business gifts may be permissible. The rules are as follows:

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(6) UNDER THE BANK BRIBERY ACT AND OTHER APPLICABLE LAWS AND REGULATIONS, SEVERE
PENALTIES MAY BE IMPOSED ON ANYONE WHO OFFERS OR ACCEPTS SUCH IMPROPER PAYMENTS OR GIFTS. IF YOU RECEIVE OR ARE OFFERED AN IMPROPER PAYMENT OR GIFT, OR IF YOU HAVE ANY QUESTIONS AS TO THE APPLICATION OR INTERPRETATION OF DEUTSCHE BANK'S RULES REGARDING THE ACCEPTANCE OF GIFTS, YOU MUST BRING THE MATTER TO THE ATTENTION OF THE COMPLIANCE DEPARTMENT.

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

                  o Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

                  o Acceptance of non-cash gifts, momentos, tickets for sporting or entertainment events, and other items that are not excessive in value, is generally permitted WITH SUPERVISOR APPROVAL (see Appendix - "Gift and Entertainment Form"), when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee. In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National Association of Securities Dealers, certain employees may be subject to more stringent gift giving and receiving guidelines. For example, employees who are "associated persons" of Deutsche Bank Securities Inc. (NASD licensed) or other NYSE/NASD broker-dealer affiliate are generally not permitted to offer or accept gifts with a value greater than U.S. $100. Compliance should be consulted with questions.

                  o Acceptance of gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings), that are of reasonable value in the circumstances are permissible, WITH SUPERVISORY APPROVAL.

                  o Employees may accept reasonable and conventional business courtesies, such as joining a client or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

                  o The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the client, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

(II)     GIFT GIVING (TO PERSONS OTHER THAN GOVERNMENT OFFICIALS)
                  In appropriate circumstances, it may be acceptable and customary for DeAM to extend gifts to clients or others who do business with Deutsche Bank. Employees should be certain that the gift will not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift will violate applicable codes of conduct of the recipient. Employees with appropriate authority to do so may make business gifts at DeAM's expense, provided that the following requirements are met:

                  o Gifts in the form of cash or cash equivalents may not be given regardless of amount.

                  o The gift must be of reasonable value in the circumstances, and should not exceed a value of U.S. $100 unless the specific prior approval of the appropriate Managing Officer(7) is obtained.

                  o The gift must be lawful and in accordance with NYSE/NASD rules and generally accepted business practices of the governing jurisdictions.

         (iii)    GIFTS TO GOVERNMENT OFFICIALS
                  The Compliance Department must be contacted prior to making any gift to a governmental employee or official. Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (SEE NEXT SECTION FOR ADDITIONAL RULES REGARDING POLITICAL CONTRIBUTIONS.)

G.       RULES FOR DEALING WITH GOVERNMENTAL OFFICIALS AND POLITICAL CANDIDATES

         (i)      CORPORATE PAYMENTS OR POLITICAL CONTRIBUTIONS
                  No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.

                  o The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore DEUTSCHE BANK DEPARTMENTS MAY NOT MAKE CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

                  o Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, and the prior approval of a member of the DeAM Executive Committee has been obtained, and the Deutsche Bank Americas Regional Cost Committee has been notified.

                      UNDER THE FOREIGN CORRUPT PRACTICES ACT, BANK BRIBERY LAW, ELECTIONS LAW AND OTHER APPLICABLE REGULATIONS, SEVERE PENALTIES MAY BE IMPOSED ON DEUTSCHE BANK AND ON INDIVIDUALS WHO VIOLATE THESE LAWS AND REGULATIONS. SIMILAR LAWS AND REGULATIONS MAY ALSO APPLY IN VARIOUS COUNTRIES AND LEGAL JURISDICTIONS WHERE DEUTSCHE BANK DOES BUSINESS.

         (ii)     PERSONAL POLITICAL CONTRIBUTIONS

----------------------------
(7) FOR PURPOSES OF THIS POLICY, "MANAGING OFFICER" IS DEFINED AS AN OFFICER OF AT LEAST THE MANAGING DIRECTOR LEVEL TO WHOM THE EMPLOYEE DIRECTLY OR INDIRECTLY REPORTS, WHO IS IN CHARGE OF THE EMPLOYEE'S UNIT (E.G., A DEPARTMENT HEAD, DIVISION HEAD, FUNCTION HEAD, GROUP HEAD, GENERAL MANAGER, ETC).

                  No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest, or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

         (iii)    ENTERTAINMENT OF GOVERNMENT OFFICIALS
                  Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Deutsche Bank. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

H.       CONFIDENTIALITY

         Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis. In addition, the Deutsche Bank standards contained in the COMPLIANCE MANUAL -- CONFIDENTIAL, MATERIAL, NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED MATTERS POLICY, as well as those within the CODE OF PROFESSIONAL CONDUCT must be observed.


VII.  SANCTIONS

Any Employee who violates this Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to sanctions, ranging from warnings and trading privilege suspensions, to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.


VIII.  INTERPRETATIONS AND EXCEPTIONS

Compliance shall have the right to make final and binding interpretations of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from DeAM Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to DeAM Compliance.

In addition, DeAM has an Ethics Committee that is empowered to administer, apply, interpret, and enforce the Code.

                                   SCHEDULE A


The following entities(8) have adopted the Deutsche Asset Management Code of
Ethics:


                         Deutsche Fund Management, Inc.
                          DB Investment Managers, Inc.
         Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.)
              Deutsche Asset Management Investment Services Limited

--------------------------
(8) The references in the document to DeAM employees include employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.

[GRAPHIC OMITTED]
PERSONAL SECURITIES HOLDINGS REPORT

----------------------------------------------------------------------------------------------------------------------------------
Employee Name_____________________________                    Department_________________________Location_____________________
                      (print)

Social Security Number ____________________________________            Contact Number_________________________
----------------------------------------------------------------------------------------------------------------------------------



 Ticker Symbol     Issuer/Company   Security Type Principal Amount  Number of    Name of           Account Number   Name in which
    (or CUSIP)                                                        Shares    Broker/Dealer                         Security/Acct.
                                                                                 or Bank                               is held
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------

------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------
------------------ ---------------- ------------ ----------------- ---------- ------------------ ---------------- ------------------


THE UNDERSIGNED DOES NOT BY THIS REPORT ADMIT THAT HE/SHE HAS ANY DIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED.

  o I certify that the securities listed above and/or the holdings statements attached reflect all my Reportable Securities holdings as of the date I submit this Form.
  o I currently have no Reportable Securities holdings to report.

NOT ALL SECURITIES ARE REQUIRED TO BE REPORTED. REPORTABLE SECURITIES HOLDINGS DO NOT INCLUDE DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, SHARES OF OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS.

SIGNATURE____________________________                 DATE _____________________

[GRAPHIC OMITTED]


QUARTERLY PERSONAL SECURITIES TRADING REPORT

CONFIDENTIAL - COMPLETE FORM ON PCAM NEWS INTRANET BY 10TH DAY OF START OF SUBSEQUENT QUARTER



                  ____________________________________, 20________
                                    QUARTER

----------------  -------------------   -----------  -------------  -----------
Print Name        Social Security No.   Department   Location       Contact No.

This form must be filed quarterly, whether or not you have had any transactions, by the 10th day of the start of the subsequent quarter and must cover all Employee Related Accounts in which you have a direct or indirect beneficial interest. These would include any accounts, including those of clients, in which you have a beneficial interest, including those of your spouse and relatives living in your household (unless you obtain written permission from Central Compliance to exclude these accounts), and all non-client accounts over which you act in an advisory capacity. Refer to Code of Ethics for a full explanation of reporting requirements.




Please answer the questions.  Check the appropriate answer.

1. I___ had ___ had no REPORTABLE TRANSACTIONS* during the above quarter. (List all Reportable Transactions on the reverse.) If any such purchases or sales were transacted without obtaining preclearance, so indicate.

2. I___ received ___ did not receive any gifts or entertainment from brokers, dealers, investment bankers, vendors or other service providers during the above quarter with a value in excess of $100; if any such gifts or entertainment (as defined in Code of Ethics, Part 6) were received, complete and attach Form 6.

3.   Did you establish any brokerage accounts during the quarter?
     ___ Yes    ___ No

     Name of Brokerage Firm___________________________________________

     Account Number___________________________________________________

     Date Account was opened__________________________________________

                                               _______________________
                                                      Signature

*REPORTABLE TRANSACTIONS are all transactions, regardless of size, in Securities or Derivatives (including futures & options), except transactions in (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of registered open-end investment companies (mutual funds). Non-volitional transactions are not required to be reported. The following types of trades will be deemed non-volitional: stock split, automatic tender offer, stock gained from mergers or spin-off companies, dividends received in shares, demutualizations, trust distributions and dividend reinvestment plans.

SALES


--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
  Security Type Units  Ticker/    Issuer/   Trade    Price Principal       Broker/         Acct #   Interest   Maturity Gift/Waiver/
                       Cusip      Company   Date            Amount     Dealer/Bank(3)                Rate(1)   Date(1)  AIP/NBI(2)
=============== ====== ========== ======= ========= ====== ========= ================ ============ ========= ========== ============

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

PURCHASES

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
  Security Type Units  Ticker/    Issuer/   Trade    Price Principal       Broker/         Acct #   Interest  Maturity  Gift/Waiver/
                       Cusip      Company   Date            Amount     Dealer/Bank(3)                Rate(1)  Date(1)   AIP/NBI(2)
=============== ====== ========== ======= ========= ====== ========= ================ ============ ========= ========== ============

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------

--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------
--------------- ------ ---------- ------- --------- ------ --------- ---------------- ------------ --------- ---------- ------------






FOOTNOTES (Use additional forms if necessary to report all transactions.)
(1) For Fixed Income securities only.
(2) Indicate here if transaction is a Gift, Waiver, Automatic Investment Plan, or No Beneficial Interest (you do not have any direct or indirect beneficial ownership in such transactions).
(3) If you have made a direct issuer trade (i.e. traded directly with the company) enter N/A in this column

[GRAPHIC OMITTED]

ANNUAL ACKNOWLEDGEMENT OF OBLIGATIONS UNDER THE CODE OF ETHICS

Complete Form on PCAM news intranet


-----------------------    ---------------    --------------- -----------
--------------
Print  Name                         Social Security No.     Department
Location               Contact No.



 1.      CODE OF ETHICS

          I HAVE READ/REREAD the Code of Ethics and attachments thereto and understand them and recognize that I am subject to them. Further, I have disclosed or reported all personal transactions required to be disclosed or reported pursuant to the requirements of the Code and I certify that I complied with the provisions of the Code of Ethics applicable to me over the past year.

                  (A)      CHECK THE APPROPRIATE STATEMENT (CHECK ONLY ONE):

                  [ ] I have arranged for provision to DeAM Compliance of a complete report of all my holdings information in the form of duplicate account statements for all of my Employee Related Accounts. I have disclosed the existence of all brokerage accounts to Central Compliance. (Holdings of direct obligations of the U.S. Government, shares of open-end investment companies (mutual funds), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, are not required to be reported to the DeAM Compliance); OR

                  [ ] I have not arranged for provision to DeAM Compliance of all of my holdings, so I have submitted a supplemental report of all current holdings which DeAM Compliance has not thus far received, concurrently herewith (Use "Personal Securities Holdings Report" to list additional holdings not on file with DeAM Compliance); OR

                  [ ] I am an Employee who has no holdings and no bank/broker/dealer accounts.

                  (B) The following is a complete list of all my Employee Related Accounts:

                           ACCOUNT NUMBER              BROKER NAME
                  _________________________       ________________________

                  _________________________       ________________________

                  _________________________       ________________________

                  _________________________       ________________________

 2.      INSIDER TRADING

         I HAVE READ the material on Insider Trading in the Deutsche Bank COMPLIANCE POLICIES AND PROCEDURES MANUAL and CODE OF PROFESSIONAL CONDUCT. I understand and agree to conform with the policies and procedures.

3.       POLITICAL CONTRIBUTIONS

         I have not made any political contributions in connection with obtaining or maintaining advisory contracts to governmental entities.

4.       EMPLOYEE COMPLIANCE QUESTIONNAIRE

         I HAVE READ the Compliance Questionnaire regarding disciplinary, legal, or administrative matters. There have been no changes to answers that I have previously reported.



-------------------             -------------------------------------
Date                                        Signature

[GRAPHIC OMITTED]



                  REQUEST FOR APPROVAL OF FIDUCIARY, CORPORATE

                            OR OTHER OUTSIDE ACTIVITY

Return to DeAM Compliance NYC20-2401

---------------------     ---------------        -------------    ----------
Print Name                Social Security No.    Department       Location
Contact No.

1. I believe that the activity described below is not in conflict with the interests of the firm or its clients and I request that it be approved.


2.   ACTIVITY  (check one and include the start date of the Activity)*

     [  ]  Trustee    _________________     [  ]  Business Consultant___________
     [  ]  Executor   _________________     [  ]  Director       _______________
     [  ]  Custodian  _________________     [  ] Other (describe)_______________
     [  ]  Power of Attorney
           (over investments)__________

3.   NAME OF TRUST, ESTATE, ACCOUNT, CORPORATION OR OTHER ENTITY


4.   TIMING/STATUS (check one) [  ]  I am currently serving.
                               [  ]  I anticipate serving. Must be reviewed and
                                     re-approved when actual service begins.)


5. SALIENT FACTS (relationship, nature of duties, client status and any facts indicating possible conflict or lack thereof):


6.   ASSIGNMENT STATUS  (check one)
                [ ] I hereby assign any income from this activity to the firm.
                [ ] I believe any income should appropriately be retained by me.
                [ ] No income is expected from this activity.


_______________                                           _____________________
Date                                                      Employee's Signature



I have reviewed and approved the above activity. The Firm reserves the right to withdraw this approval at any time.



_______________                                           _____________________
Date                                                      Manager's Signature


*If applicable, I have provided account information to Central Compliance for the account(s) I oversee.

[GRAPHIC OMITTED]

GIFT AND ENTERTAINMENT FORM
Return to DeAM Compliance NYC20-2401


1)       _____________________________     2)       ___________________________
               Name of Employee                     Provider / Receiver of gift
                                                            (circle one)

3)       GIFT / BUSINESS MEAL / ENTERTAINMENT
                   (circle one)

4)       ____________________________
         Date of gift / entertainment

5) Description of gift / entertainment (include restaurant name, address, business reason, etc.):

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


6)       Other attendees (if any)                    7)  $___________________
                                                         Approximate value of
         ___________________________________             gift / entertainment

         -----------------------------------

         -----------------------------------


8) I ATTEST THAT THE GIFT AND/OR ENTERTAINMENT ACTIVITY LISTED ABOVE COMPLIES WITH ALL COMPANY RULES AND REGULATIONS CONCERNING GIVING AND RECEIVING GIFTS.

         ----------------------------------          ---------------------
                     Employee Signature                     Date

Reminder: This form must be submitted within ten business days of the activity, gift, etc.
-------------------------------------------------------------------------------

                                  APPROVAL

---------------------------------                       ----------------------
Supervisor Signature                                            Date
(Must be a Senior Vice President
or Managing Director)

[GRAPHIC OMITTED]


ANNUAL REVIEW OF PERSONAL ACTIVITIES FORM

Complete Form on PCAM news intranet




---------------------     ---------------        -------------       ----------
Print Name                Social Security No.    Department          Location
Contact No.


As required annually of all members of Deutsche Asset Management, please indicate all fiduciary, corporate and outside relationships, positions and responsibilities. Below you are asked to refer to Code of Ethics, Part VI where your reporting obligations are examined in greater detail. This report includes all activities covered in Code of Ethics, Part VI whether or not previously authorized by the firm.

IF NECESSARY, ATTACH EXTRA SHEETS FOR CATEGORIES REQUIRING LENGTHY ANSWERS AND USE HEADING AS OUTLINED BELOW.

1. EXECUTORSHIPS*: (including those in which you are currently serving and all known future appointments as Executor.)



                                                    CLIENT          AUTHORIZED
                                                    OF FIRM          BY FIRM
ESTATE                                               YES/NO           YES/NO
------                                             ---------        ----------

*Reporting unnecessary if position held with respect to the estate of one's spouse or parent.

2.     TRUSTEESHIPS: (including T-1, T-10 and DB Directed Trusts (Internal
                     Trusts)* and other client Trusteeships and all known future appointments as Trustee



                           CLIENT OF FIRM            AUTHORIZED BY FIRM
TRUST TITLE                    YES/NO                       YES/NO
-----------                --------------            ------------------




* Please indicate under Section 2 the account numbers of any INTERNAL TRUSTS WITH WHICH YOU ARE ASSOCIATED.

--------------------------------------------------------------------------------
3.       CUSTODIANSHIPS *
                                  RELATIONSHIP             AUTHORIZED BY FIRM*
NAME OF MINOR                      TO CUSTODIAN                   YES/NO
-------------                      ------------                   ------







*Reporting unnecessary in the case of members of one's family
--------------------------------------------------------------------------------
4.   DIRECTORSHIPS*               AUTHORIZED  YEAR                   ARE FEES
                    NAME OF       BY FIRM     FIRST     ESTIMATED    TURNED OVER
                    ORGANIZATION  YES/NO      ELECTED   ANNUAL FEES  TO FIRM?
                    ------------  ----------  -------   -----------  -----------




--------------------------------------------------------------------------------
*Other than DeAM Funds or affiliated corporations.
5.   BUSINESS CONSULTING POSITIONS
                              AUTHORIZED     YEAR       ESTIMATED    ARE FEES
                              BY FIRM        FIRST      ANNUAL       TURNED OVER
CORPORATION OR INSTITUTION    YES/NO         RETAINED   FEES
                              ------         --------   ---------    -----------




--------------------------------------------------------------------------------

6. PUBLIC AND CHARITABLE POSITIONS - Describe position and organization briefly. Also indicate whether authorized by the Firm or not.




7. POWERS OF ATTORNEY OVER INVESTMENTS- Describe position briefly. Also indicate whether authorized by the Firm or not.




8. OUTSIDE ACTIVITIES - For additional information about rules applicable to outside activities refer to Code of Ethics - Part VI.





_____________________
                                       -------------------------------------
        Date                                      Signature
(Attach extra sheets if needed)